Exhibit 10.1 Form of Restricted Stock Award for Employees

                             ONEIDA FINANCIAL CORP.
                       2006 RECOGNITION AND RETENTION PLAN
                           RESTRICTED STOCK AGREEMENT
                                   (Employees)

         A. An AWARD for a total of shares of common stock, par value $.01, of Oneida Financial Corp. (the "Company") is hereby granted to (the "Recipient"), subject in all respects to the terms and provisions of the Oneida Financial Corp. 2006 Recognition and Retention Plan (the "Plan"), which has been approved by the board of directors of The Oneida Savings Bank (the "Bank") and the stockholders of the Company, which is incorporated herein by reference. The terms of this Agreement are subject to the terms and conditions of the Plan, except where otherwise indicated.

         B. The shares of common stock awarded hereunder shall bear a legend restricting the transferability of such common stock (hereinafter referred to as the "Restricted Stock"). The Restricted Stock awarded to the Recipient shall not be sold, assigned, transferred, pledged, or otherwise encumbered by the Recipient, except as hereinafter provided, until such Restricted Stock has vested (the "Restricted Period"). Restricted Stock shall vest in equal installments over a five (5) year period, with the first installment vesting on December 31, 2006 and succeeding installments vesting on each anniversary thereof through December 31, 2010.

         C. Following the execution of this Restricted Stock Agreement, the Recipient shall receive a certificate or certificates representing the shares of Restricted Stock which have been awarded to him. Upon receipt of the Restricted Stock certificates representing the shares awarded hereunder, the Recipient shall execute and return to the Company a stock power or powers endorsed in blank covering all such shares of Restricted Stock. Pursuant to the terms of the Plan, the Company shall deposit the certificate or certificates representing the Recipient's Restricted Stock Award, together with the stock power(s), with an escrow agent specified by the Company (the "Escrow Agent").

         D. The Recipient shall have the right to vote the shares awarded hereunder. The Recipient will also receive dividends declared with respect to the shares.

         E. If the Recipient ceases to maintain continuous service with the Company or the Bank for any reason other than death, Disability (as defined in the Plan), Normal Retirement (as defined in the Plan) or following a change in control, all shares of Restricted Stock awarded to such Recipient which have not vested, shall be forfeited by such Recipient. In the event the Recipient's service with the Company or an affiliate terminates due to Normal Retirement, death, Disability or following a change in control, the Restricted Stock allocated to the Recipient which as of the date of termination has not yet vested, shall be deemed to vest as of the Recipient's last day of service with the Company or an affiliate; provided that Restricted Stock awarded to an employee who at any time also serves as a director, shall not be deemed to vest until both employment and service as a director or director emeritus have been terminated.

         F. At the time Restricted Stock vests under the Plan, the Company shall deliver to the Recipient (or if Restricted Stock is deemed to vest due to the Recipient's death, to the Recipient's beneficiary) shares of common stock of the Company representing the amount earned, absent any restrictions that may have been imposed under the Plan. Upon delivery of the shares of Common Stock to the Recipient or beneficiary, such person shall execute and return to the Company an Acknowledgment of Receipt of Earned Shares, in the form attached hereto.

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         G. A copy of the Plan governing this Restricted Stock Award is attached hereto. The Recipient is invited to review all the provisions of the Plan governing this Award.

Dated:
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ATTEST:                                               ONEIDA FINANCIAL CORP.



By:                                               By:
    -----------------------                           --------------------------

         The Recipient acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof. The Recipient hereby accepts this Award subject to all the terms and provisions of the Plan. The Recipient hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the committee upon any questions arising under the Plan. As a condition to the issuance of shares of common stock of the Company under this Award, the Recipient authorizes the Bank to deduct from the settlement of an Award, any taxes required to be withheld by the Bank under federal, state, or local law as a result of his receipt of this Award.

Dated:
       --------------------
                                                  By:
                                                      --------------------------
                                                      Recipient

                   ACKNOWLEDGMENT OF RECEIPT OF EARNED SHARES


         I hereby acknowledge the delivery to me by Oneida Financial Corp. (the "Company") on __________________________, of stock certificates for _______________________ shares of common stock of the Company earned by me pursuant to the terms and conditions of the Oneida Financial Corp. Restricted Stock Agreement, and the Oneida Financial Corp. 2006 Recognition and Retention Plan, which shares were transferred to me on the Company's stock record books on
_______________________.


Dated:
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                                                     Recipient's name

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                                                     Recipient's signature